As filed with the Securities and Exchange Commission on December 5, 1997
     Registration No. 33-______





     SECURITIES AND EXCHANGE COMMISSION
     WASHINGTON, D.C.  20549

     FORM S-8

     REGISTRATION STATEMENT
     UNDER
     THE SECURITIES ACT OF 1933

     OILEX, INC.
______________________________________________________________________________
     (Exact name of registrant as specified in its charter)



      NEVADA
33-0194489
(State or other jurisdiction of
(I.R.S. Employer
incorporation or organization)
Identification No.)


     Consulting Agreements with
     Robert J. Smith and Kevin Murphy
_______________________________________________________________________________
     (Full title of the plan)


   Warren Soloski, 11300 W. Olympic, Suite 800, Los Angeles, California 90064
     (Name and Address of Agent for Service)


                                     (310) 477-9742

     (Telephone number including area code, of agent for service)

     CALCULATION OF REGISTRATION FEE

                                             Proposed     Proposed
                                             Maximum      Maximum
Title of Securities           Amount of      Offering     Aggregate  Amount
Securities to be Registered   Shares to be   Price Per    Offering   of Reg.
                              Registered1    Share2       Price2     Fee2

$.001 par value common        400,000        $0.15        $ 60,000
  Stock
$.001 par value common        800,000        $0.15        $120,000
  Stock
          Totals            1,200,000        $0.15        $180,000

________________________________________________________________________________

Total No. of pages: 30
Exhibit Index on Page No: 14




     1    Pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, the Registration Statement also covers an indeterminate amount of Shares to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.
     2    Based upon the average bid and asked prices of the Company's Common
Stock in over-the-counter trading on December __, 1997.

PROSPECTUS

OILEX, INC.
3050 Post Oak Boulevard, Suite 1760
Houston, Texas 77056
(713) 629-5998

(1,200,000 SHARES OF COMMON STOCK)



     This Prospectus relates to the offer and sale by OILEX, INC., ("OILX"), a Nevada corporation ("the Company") of shares of its $0.001 par value common stock (the "Common Stock) to certain consultants of the Company (the "Consultants) pursuant to agreements entered into between the Company and the Consultants. The Company is registering hereunder and then issuing upon receipt of adequate consideration therefor to the Consultants 1,200,000 shares of the Common Stock in consideration for services rendered and to be rendered under the agreements.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are affiliates of the Company within the meaning of the Securities Act of I933 (the Act) may sell all or part of the shares in any way permitted by law including sales in the over-the-counter market at prices prevailing at the time of such sale.
None of the shares registered hereunder are being sold to anyone who is an affiliate of the Company. An affiliate is, summarily, any director, executive officer or controlling shareholder of the Company. The affiliates of the Company may become subject to Section 16(b) of the Securities Exchange Act of 1934 as amended (the Exchange Act) which would limit their discretion in transferring the shares acquired in the Company. If the Consultant who is not now an affiliate becomes an affiliate of the Company in the future, he would then be subject to Section I6(b) of the Exchange Act (See General Information --- Restrictions on Resale).

The Common Stock is Listed on the OTC bulletin board under the symbol OILX.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



The date of this Prospectus is December 5, 1997

 This Prospectus is part of a Registration Statement which was filed and been effective under the Securities Act of 1933 as amended (the Securities Act) and does not contain all of the information set forth in the Registration Statement, certain portions of which have seen offered pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (The Commission) under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings of the Company with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: OILEX, INC., 3050 Post Oak Boulevard, Suite 1760, Houston, Texas 77056, telephone (713) 629-5998.

     The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be reviewed and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W. Washington D.C. 20549. Copies my be obtained at the prescribed rates. In addition the Common Stock is quoted on the automated quotation system maintained by the National Association of Securities Dealers, Inc. (NASD). Thus copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K Street N.W. Washington DC 20549.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any one to whom it is unlawful to make an offer or solicitation.

     Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has not been a change in the affairs of the Company since the date hereof.


TABLE OF CONTENTS


PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS                    6

ITEM 1. PLAN lNFORMATION                                                6

GENERAL lNFORMATION                                                     6
The Company                                                             6
Purpose                                                                 6
Common Stock                                                            6
The Consultants                                                         6
No Restrictions on Transfer                                             6
Tax Treatment to the Consultant                                         6
Tax Treatment to the Company                                            7
Restrictions on Resales                                                 7

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION          7

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
INFORMATION

Legal Opinion and Experts                                               8
Indemnification of Officers and Directors                               8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT                      8

ITEM 3.  lNCORPORATION OF DOCUMENTS BY REFERENCE                        8

ITEM 4.  DESCRIPTION OF SECURITIES                                      9

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL                         9

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS                      9

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED                           10

ITEM 8.  EXHIBITS                                                      10

ITEM 9.  UNDERTAKINGS                                                  10

EXHIBIT INDEX                                                          14
     PART 1

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information

GENERAL INFORMATION

The Company

     The Company has its principal offices at 3050 Post Oak Boulevard, Suite 1760, Houston, Texas 77056, telephone (713) 629-5998.

Purposes

     The Common Stock will be issued by the Company pursuant to agreements entered into between the Consultants and the Company and approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultants in the Company's future prosperity, thereby advancing the interests of the Company, and all of its shareholders. Copies of the agreements have been filed as exhibits to this Registration Statement.

Common Stock

     The Board has authorized the issuance of up to 1,200,000 shares of the Common stock to the Consultants upon effectiveness of this registration Statement.

The Consultants

     The Consultants have agreed to provide their expertise and advice to the Company on a non-exclusive basis for the purpose of promoting the interests of the Company.

No Restrictions on Transfer

     The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultant

     The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultant, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or (b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, the Consultant will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Consultant receives shares of common stock pursuant to the exercise of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed ordinary income for federal income tax purposes. The Consultant is urged to consult his tax advisor on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

     The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes of the taxable year of the Company during which the recipient recognizes income.

Restrictions of Resales

     In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

     The Company hereby incorporates by reference (i) its annual report of Form 10-KSB for the year ended December 31, 1996, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (10-QSB) filed under the Securities or Exchange Act subsequent to any filed form 10-K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and
(iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.


Item 2.   Registrant Information and Employee Plan Annual Information

     A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: OILEX, INC., 3050 Post Oak Boulevard, Suite 1760, Houston, Texas 77056, telephone (713) 629-5998.

Legal Opinions and Experts

     Warren J. Soloski has rendered an opinion on the validity of the securities being registered. Mr. Soloski is not an "affiliate" of the Company and does not have a substantial interest in the registrant.

     The financial statements of Oilex, Inc. incorporated by reference in the Company's Annual Report (Form 10-KSB) for the ended December 31, 1996 have been audited by Simonton, Kutac & Barnidge, L.L.P., independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

Indemnification of Officers and Directors

     Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company, the company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     Registrant hereby states that (i) all documents set forth in (a) through
(c), below, are incorporated by reference in this registration statement, and
(ii) all documents subsequently filed by registrant pursuant to Section
13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have bene sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          (a)  Registrant's latest Annual Report, whether filed pursuant to
Section 13(a) or 15(d) of the Exchange Act;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and

          (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

Item 4.   Description of Securities

     No description of the class of securities (i.e., the $.001 par value Common Stock) is required under this item because the common Stock is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel

     Mr. Soloski, whose firm is rendering the legal opinion for this registration, will not benefit from the registration of shares under the terms of the consulting agreements, but will be paid directly by the Company.

Item 6.   Indemnification of Directors and Officers

     The company's by-laws, in accordance with Nevada Revised Statutes
(Sec 78.751), provide that to the extent he is otherwise fairly and reasonably entitled thereto, the Company shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Company's request as a Director or Officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company or any such body corporate and his heirs and legal representatives, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer of the Company or such body corporate, if

     (a) he acted honestly and in good faith with a view to the best interests of the Company; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Nevada Revised Statutes (NRS) provide that directors shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the directors' duty of loyalty to the Company or its shareholders,
(ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for authorizing a distribution that is unlawful under the NRS, or (iv) for any transaction from which the director derived an improper personal benefit. Such provision protects directors against personal liability for monetary damages for breaches of their duty of care.

The Company may purchase and maintain insurance for the benefit of its Directors and Officers as such, as the Board of directors may from time to time determine.


Item 7.   Exemption from Registration Claimed

     Not Applicable.

Item 8.   Exhibits

     (a) The following exhibits are filed as part of this S-8 registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit No.                Title

 4.                        Not Applicable

 5. Opinion of Warren J. Soloski regarding the legality of the securities registered.

10.                        A. Consulting Agreement with Robert J. Smith
                           B. Modification to Agreement with Robert J. Smith
                           C. Consulting Agreement with Kevin Murpy
                           D. Modification to Agreement with Kevin Murphy

15.                        Not Required

23.1 Consent of Warren J. Soloski, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.

23.2                       Consent of Simonton, Kutac & Barnidge, L.L.P.

27.                        Not Required

28.                        Not Required

29.                        Not Required

Item 9.   Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

          (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically ncorporated by reference in the prospectus to provide such interim financial information.

     Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to the initial bona fide offering thereof.

     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Houston, State of Texas on the 5th day of December, 1997.


                              OILEX, INC.
                              (Registrant)



                              By:    /s/ Oliver Timmins III

                                   Oliver Timmins III, President

     Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

     Signatures                          Title             Date


/s/ Oliver Timmins III                   President         December 5, 1997
   Oliver Timmins III                    Director


/s/ Cynthia Timmins                      Secretary         December 5, 1997
   Cynthia Timmins                       Treasurer


/s/ Richard G. Clark                     Director          December 5, 1997
   Richard G. Clark


/s/ Deborah Sacrey                       Director          December 5, 1997
    Deborah Sacrey

FORM S-8 REGISTRATION STATEMENT

     EXHIBIT INDEX

     The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit Number
In Registration
Statement                  Descriptions                         Numbered Page
______________________________________________________________________________

 5.             Opinion of Counsel                                      14

10.             A.  Consulting Agreement with Robert J. Smith           16

                B.  Modification to Consulting Agreement with Smith     21

                C.  Consulting Agreement with Kevin Murphy              22

                D.  Modification to Consulting Agreement with Murphy    27

23.1            Consent of Warren J. Soloski                            28

23.2            Consent of Simonton, Kutac & Barnidge, L.L.P.           29

Oliver Timmins III  December 2, 1997
OILEX, INC.
3050 Post Oak Boulevard, Suite 1760
Houston, Texas 77056

     Re:  Legal Opinion for S-8 Registration Statement

Dear Mr. Timmins:

     At your request, I have examined the form of Registration Statement No. 33-____ which Oilex, Inc. (the "Company") is filing with the Securities and Exchange Commission, on Form S-8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,200,000 shares of your Common Stock (the "Stock") issuable pursuant to satisfaction of conditions set forth in the agreements with the various officers and consultants to the Company (the "Consulting Agreements").

     In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and no others:

     1.   Certificate of Incorporation of the Company, as amended to date;

     2.   Bylaws of the Company, as amended to date;

     3. Resolutions adopted by the Board of Directors of the Company authorizing entry into the various consultant agreements;

     4.   The Registration Statement;

     5. The agreements with the entities and individuals for shares being registered in the Registration Statement.

     I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records. Based upon the foregoing, it is my opinion that: (i) the Stock to be issued under the agreements, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and execution of the various Consulting Agreements in accordance with the contracts as contemplated, when issued, will be duly and validly authorized, fully paid and non-assessable; and (ii) no consent, approval, order or authorization of any regulatory board, agency, or instrumentality having jurisdiction over the Company or its properties (other than registration under the Act or qualification under state securities or Blue Sky laws or clearance from the NASD) is required for the valid authorization, issuance and delivery of the Stock, or, if required, it has been obtained and is in full force and effect.

     I express no opinion as to compliance with the securities or "blue sky" laws of any state in which the stock delivered upon fulfillment of the agreements is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the stock.

     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any Other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

     By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1993, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

     The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.

Very truly yours,

/s/  Warren J. Soloski
Warren J. Soloski

INDEPENDENT CONTRACTOR/CONSULTING AGREEMENT


     THE AGREEMENT is made and entered into as of this 1st day of July, 1997 by and between Oilex, Inc., hereinafter referred to as "Client", with its principal place of business in 3050 Post Oak Blvd. # 1760, Houston, Texas, and Robert J. Smith, an individual, independent contractor, with his place of business at 3640 West Edgewood Court, Springfield, MO 65807


RECITALS


     WHEREAS, Client is engaged in the Oil Production Business.

     WHEREAS, Robert J. Smith is in the business of providing Investment Banking, International Merchant Banking, general business consulting, including strategic business planning services and investor relations to companies.

     WHEREAS, in the operation of Client's business, Client is in need of the services which Robert J. Smith provides and wishes to enter into a business arrangement with Robert J. Smith to provide such services.

     IN CONSIDERATION of the promises and mutual covenants hereby contained, it is hereby agreed as follows and will confirm the arrangements, terms and conditions pursuant to which Robert J. Smith (the "Consultant/Independent Contractor") has been retained to serve as a financial consultant and advisor to Oilex, Inc. (the "Company"), on a nonexclusive basis. The undersigned hereby agrees to the following terms and conditions:


AGREEMENTS

1.   Terms of Contract

     This Agreement will become effective on July 1, 1997 and will continue in effect for a period of twelve (12) months unless earlier terminated pursuant to Section 5 of this Agreement.

2.   Services to be Performed by Independent Contractor/Consultant

     2.1 Duties of Independent Contractor. Contractor shall at the request of the Company, upon reasonable notice, render the following services to the Company from time to time.

     2.2 Duties of Consultant. Robert J. Smith, agrees to provide strategic planning to Client. The Consultant will provide such financial consulting services and advice pertaining to the Company's business affairs as the Company may from time to time reasonably request. Without limiting the generality of the foregoing, Consultant will assist the Company in developing, studying and evaluating financing, merger and acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereof. This Agreement is not a contract for listing services, however, nothing in this Agreement will prohibit Robert J, Smith from negotiating on behalf of the Company with corporations that are involved with listings or making a market in corporate securities in the OTC markets, which markets might include the NASDAQ Small-Cap Market or the NASD Electronic Bulletin Board. Consultant will assist and represent the Company in obtaining both short and long-term financing. The Consultant will be entitled to additional compensation under such terms as may be agreed to by the parties for any financing provided.

     2.3 Independent Contractor Status. It is the express intention of the parties that Robert J. Smith be an independent contractor and not an employee, agent, joint venture or partner of Client. Client shall have no right to and shall not control the manner or prescribe the method by which Robert J. Smith performs the above described services. Robert J. Smith shall be entirely and solely responsible for its own actions and the actions of its agents, employees or partners while engaged in the performance of services required by this Agreement. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between Client and Robert J. Smith or any employee or agent of Robert J. Smith. Both parties acknowledge that Robert J. Smith is not an employee for state or federal income tax purposes and Robert J. Smith specifically agrees that it shall be exclusively liable for the payment of all income taxes, or other state or federal charges, that are due as a result of receipt of any consideration for the performance of services required by this Agreement. Robert J. Smith agrees that any such consideration is not subject to withholding by the Client for payment of any taxes and Robert
J. Smith directs client not to withhold any sums for the consideration paid to Robert J. Smith for the services provided hereunder. Robert J. Smith shall retain the right to perform services for others during the term of this Agreement. Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereinafter be agreed, Consultant shall not have the authority to obligate or commit the Company in any matter whatsoever.

     2.4 Use of Employees of Contractor. Robert J. Smith may, at its own expense, use any employees or subcontractors as they deem necessary to perform the services required of Robert J. Smith by this Agreement. Client may not control, direct or supervise Robert J. Smith's employees or subcontractors in the performance of those services.

     2.5 Expense. Robert J. Smith shall be responsible for all costs and expenses incident to the performance of services required by this Agreement, including but not limited to, the cost of materials used by Robert J. Smith, travel, fees, fines, licenses, bonds and taxes required of, or imposed against Robert
J. Smith, and all other of Robert J. Smith's costs of doing business.

     2.6 Available Time. Consultant shall make available such time as it, in its sole discretion, shall deem appropriate for the performance of its obligations under this Agreement.

3.   Compensation

     3.1 Retainer. Client and Robert J. Smith agree that Robert
J. Smith shall receive from the Client no retainer.

     3.2 Monthly Fee. For all general services, Client shall pay
Robert J. Smith upon execution hereof, a fee of $ 60,000.00. U.S.
Dollars payable at the sum of $ 10,000.00. per month for the initial six (6) months of this Agreement.

     3.3 Reimbursement for Out-of-Pocket Expenses. Client shall reimburse Robert J. Smith at net cost, for out-of-pocket expenses incurred by Robert J. Smith in furtherance of this Agreement for travel and related living expenses, contact entertainment, postage, delivery services (e.g. Federal Express), printing, telex, and other third party expenses PROVIDED THAT any such expenses in excess of $ 100.00. shall be subjected to Client pre- approval and expenses should not exceed $ 500.00.

     3.4 Assignment and Termination. This Agreement shall not be assignable by any party except such Option and such underlying shares maybe reissued by the Consultant to related parties without prior notification to the Company. These reissued
Options or shares will be subject to the same terms and conditions as those granted to the Consultant.

4.   Obligations of Client.

     4.1 Cooperation. Client shall comply with all reasonable requirements of Robert J. Smith and provide access to all documents reasonably necessary to the performance of Robert J.
Smith's duties under this Agreement.

     4.2 Confidentiality. Except in the course of the performance of its duties hereunder, Consultant agrees that it shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known.

5.   Termination Agreement

     5.1 Termination on Notice. Notwithstanding any other provisions of this Agreement, either party may terminate this Agreement at any time by giving thirty (30) days written notice to the other party. Upon Robert J. Smith receiving 30 days written notification of termination of this Agreement by Client, they are to receive full payment for services, expenses and the fee as stated in item 3.2 of this Agreement. Unless otherwise terminated as provided in this Agreement, this Agreement will continue in force for a period of twelve (12) months.

     5.2  Termination on Occurrence of Stated Event.  This
Agreement will terminate automatically on the occurrence of the following event:

               (a) bankruptcy or insolvency of either party.
               (b) non-payment or performance as stated in this
                   Agreement by Client.

6.   General Provisions

     6.1 Further Acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

     6.2 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument signed by the parties affected thereby, or their respective successors or assigns. This Agreement cancels and supersedes all prior agreements, if any, oral or written, among Client and Robert J. Smith.

     6.3 Severability. If any provision of this Agreement shall be held invalid such invalidity shall not affect the other provisions hereof, and to this extent the provisions of this Agreement are intended to be and shall be and shall be severable.

     6.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     6.5 Notices. Any notice or other communication required or permitted under this Agreements shall be sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid and return receipt requested, to the address of the parties set forth in the first paragraph of this Agreement or at such address as may have been provided in like manner in writing to both of the parties to this Agreement. Any notice that is sent by mail under this Agreement shall be considered received on the date on which it is actually delivered to the premises of the party of whom it is properly addressed, such date to be conclusively evidenced by the date of the return receipt.

     6.6 Governing Law. This Agreement shall be construed in accordance with, and governed by the laws of the State of Nevada.

     6.7 Assignment. No party to this Agreement may assign this Agreement or its right or obligations hereunder without the written consent of the others.

     6.8 Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

     6.9 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

     6.10 Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     6.11 Acknowledgment Concerning Counsel. Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

     6.12  Arbitration.  Any controversy, claim,
misunderstanding, course of action, matter in question, breach, disagreement, dispute, or other related matter arising out of, or relating to this Agreement, or the relationship between the parties, shall be decided by mandatory binding arbitration before the American Arbitration Association, State of Nevada, or as designated by Robert J. Smith. In such arbitration, the parties shall be entitled to the full discovery rights accorded to litigants under the Laws of the State of Nevada. The prevailing party shall be entitled to recover all costs and expenses incurred, including its reasonable attorneys fees, related costs, and any advanced arbitration expenses.

     6.13 Indemnification. Robert J. Smith will indemnify and hold harmless Client and its officers, directors, agents and employees against any expenses, which may be incurred by Client as a result of statements made by Robert J. Smith which are inaccurate or misleading or the failure by Robert J. Smith to state facts, which are necessary to be stated in order to make statements made not misleading.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


CLIENT:             Oilex, Inc.


BY:
                /s/ Oliver Timmons, III
its CEO             OLIVER TIMMONS, III


ACCEPTED BY:
                /s/ Robert J. Smith
                    ROBERT J. SMITH, Consultant

MODIFICATION TO CONSULTING AGREEMENT

     THIS MODIFICATION is entered into as of the 17th day of November 1997, by and between OILEX,INC., hereinafter referred to as "Consultant", having offices at 3050 Post Oak Blvd. #1760, Houston, TX 77056, a Nevada Corporation, and Robert J. Smith, an individual, independent contractor, with his place of business at 3640 West Edgewood Court, Springfield, MO 65807

RECITALS

     WHEREAS, Client and Consultant entered into a Consulting
Agreement on July 1, 1997 and;

     WHEREAS, Consultant was to receive $10,000.00 per month for services rendered to Client and;

     WHEREAS, Client has been unable to pay the monthly fee as required and;

     WHEREAS, Consultant has agreed to accept unrestricted Stock of Client as payment.

     NOW THEREFORE in consideration of the mutual promises and covenants set forth herein the parties agree as follows.

AGREEMENTS

1. Consultant will accept as payment in full unrestricted shares of Client.

2. Consultant and Client agree that the shares for this transaction will be valued at Fifteen Cents ( $ .15) per share.

3. Consultant shall receive Four Hundred Thousand (400,000.00) shares of Client Stock as payment in full.

4. Client shall have its attorney file form S-8 regarding the above stated shares.

     IN WITNESS WHEREOF, the parties hereto have executed this Modification as of the date first written above.

CLIENT: OILEX, INC.

ACCEPTED BY:                                ACCEPTED BY:
     /s/ Oliver Timmons, III                /s/ Robert J. Smith
ITS CEO: OLIVER TIMMONS, III                ROBERT J. SMITH, Consultant


       INDEPENDENT CONTRACTOR/CONSULTING AGREEMENT

     THIS AGREEMENT is made and entered into as of this 1st day of July, 1997 by and between Oilex, Inc., hereinafter referred to as "Client", with its principal place of business in 3050 Post
Oak Blvd. # 1760, Houston, TX 77056, a Nevada Corporation, and Baron Marney Capital, Ltd., a Nevada Corporation, and Kevin M. Murphy, an individual, with their places of business at 1325 Airmotive, Suite #175, Reno, NV 89502, executive offices at 3714 East Bay Drive, NW, Suite #G, Gig Harbor, WA 98335, hereinafter referred to as "Consultant".

RECITALS

     WHEREAS, Client is engaged in the Oil Production Business.

     WHEREAS, Baron-Marney Capital, Ltd. and Kevin M. Murphy are in the business of providing Investment Banking, International
Merchant Banking, general business consulting, including strategic business planning services and investor relations to companies.

     WHEREAS, in the operation of Client's business, Client is in need of the services which Baron-Marney Capital, Ltd. and Kevin
M. Murphy provide and wish to enter into a business arrangement with Baron-Marney Capital, Ltd. and Kevin M. Murphy to provide such services.

     IN CONSIDERATION of the promises and mutual covenants hereby contained, it is hereby agreed as follows and will confirm the arrangements, terms and conditions pursuant to which Baron-Marney Capital, Ltd., a Nevada Corporation and Kevin M. Murphy (the "Consultant") have been retained to serve as a financial consultants and advisors to the Oilex, Inc. (the "Company"), on a nonexclusive basis as independent contractors. The undersigned hereby agree to the following terms and conditions:

AGREEMENTS

1.   Terms of Contract

     This Agreement will become effective on July 1, 1997 and will continue in effect for a period of twelve (12) months unless earlier terminated pursuant to Section 5 of this Agreement.

2.   Services to be Performed by Independent
Contractor/Consultant

     2.1 Duties of Independent Contractor. Contractor shall at the request of the Company, upon reasonable notice, render the following services to the Company from time to time.

     2.2 Duties of Consultant. Baron-Marney Capital, Ltd. and Kevin M. Murphy agree to provide strategic planning to Client. The Consultant will provide such financial consulting services and advice pertaining to the Company's business affairs as the Company may from time to time reasonably request. Without limiting the generality of the foregoing, Consultant will assist the Company in developing, studying and evaluating financing, merger and acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereof. This Agreement is not a contract for listing services, however, nothing in this Agreement will prohibit Baron-Marney Capital, Ltd. and Kevin M. Murphy from negotiating on behalf of the Company with corporations that are involved with listings or making a market in corporate securities in the OTC markets, which markets might include the NASDAQ Small-Cap Market or the NASD Electronic Bulletin Board. Consultant will assist and represent the Company in obtaining both short and long- term financing. The Consultant will be entitled to additional compensation under such terms as may be agreed to by the parties for any financing provided.

     2.3 Independent Contractor Status. It is the express intention of the parties that Baron-Marney Capital, Ltd. and Kevin M. Murphy be independent contractors and not an employee, agent, joint venture or partner of Client. Client shall have no right to and shall not control the manner or prescribe the method by which Baron-Marney Capital, Ltd. and Kevin M. Murphy perform the above described services. Baron-Marney Capital, Ltd. and Kevin M. Murphy shall be entirely and solely responsible for their own actions and the actions of their agents, employees or partners while engaged in the performance of services required by this Agreement. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between Client and Baron-Marney Capital, Ltd. and Kevin M. Murphy or any employee or agent of Baron-Marney Capital, Ltd. and Kevin M. Murphy. Both parties acknowledge that Baron-Marney Capital, Ltd. and Kevin M. Murphy are not employees for state or federal income tax purposes and Baron-Marney Capital, Ltd. and Kevin M. Murphy specifically agree that it shall be exclusively liable for the payment of all income taxes, or other state or federal charges, that are due as a result of receipt of any consideration for the performance of services required by this Agreement. Baron-Marney Capital, Ltd. and Kevin M. Murphy agree that any such consideration is not subject to withholding by the Client for payment of any taxes and Baron-Marney Capital, Ltd. and Kevin M. Murphy direct client not to withhold any sums for the consideration paid to Baron-Marney Capital, Ltd. and Kevin M. Murphy for the services provided hereunder. Baron-Marney Capital, Ltd. and Kevin M. Murphy shall retain the right to perform services for others during the term of this Agreement. Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereinafter be agreed, Consultant shall not have the authority to obligate or commit the Company in any matter whatsoever.

     2.4 Use of Employees of Contractor. Baron-Marney Capital, Ltd. and Kevin M. Murphy may, at their own expense, use any employees or subcontractors as they deem necessary to perform the services required of Baron-Marney Capital, Ltd. and Kevin M. Murphy by this Agreement. Client may not control, direct or supervise Baron-Marney Capital, Ltd. and Kevin M. Murphy's employees or subcontractors in the performance of those services.

     2.5 Expense. Baron-Marney Capital, Ltd. and Kevin M. Murphy shall be responsible for all costs and expenses incident to the performance of services required by this Agreement, including but not limited to, the cost of materials used by Baron-Marney Capital, Ltd. and Kevin M. Murphy, travel, fees, fines, licenses, bonds and taxes required of, or imposed against Baron-Marney Capital, Ltd. and Kevin M. Murphy, and all other of Baron-Marney Capital, Ltd. and Kevin M. Murphy's costs of doing business.

     2.6 Available Time. Consultant shall make available such time as it, in its sole discretion, shall deem appropriate for the performance of its obligations under this Agreement.

3.   Compensation

     3.1 Retainer. Client and Baron-Marney Capital, Ltd. and
Kevin M. Murphy agree that Baron-Marney Capital, Ltd. and Kevin
M. Murphy shall receive from the Client no retainer.

     3.2 Monthly Fee. For all general services, Client shall pay Baron-Marney Capital, Ltd. and Kevin M. Murphy upon execution hereof, a fee of $ 120,000.00. U.S. Dollars payable at the sum of $ 20,000.00. per month for the initial six (6) months of this Agreement.

     3.3 Reimbursement for Out-of-Pocket Expenses. Client shall reimburse Baron- Marney Capital, Ltd. and Kevin M. Murphy at net cost, for out-of-pocket expenses incurred by Baron-Marney Capital, Ltd. and Kevin M. Murphy in furtherance of this Agreement for travel and related living expenses, contact entertainment, postage, delivery services (e.g. Federal Express), printing, telex, and other third party expenses PROVIDED THAT any such expenses in excess of $ 100.00. shall be subjected to Client pre-approval and expenses should not exceed $ 500.00.

     3.4 Assignment and Termination. This Agreement shall not be assignable by any party except such Option and such underlying shares maybe reissued by the Consultant to related parties without prior notification to the Company. These reissued
Options or shares will be subject to the same terms and conditions as those granted to the Consultant.

4.   Obligations of Client.

     4.1 Cooperation. Client shall comply with all reasonable requirements of Baron- Marney Capital, Ltd. and Kevin M. Murphy and provide access to all documents reasonably necessary to the performance of Baron-Marney Capital, Ltd. and Kevin M. Murphy's duties under this Agreement.

     4.2 Confidentiality. Except in the course of the performance of its duties hereunder, Consultant agrees that it shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known.

5.   Termination Agreement

     5.1 Termination on Notice. Notwithstanding any other provisions of this Agreement, either party may terminate this Agreement at any time by giving thirty (30) days written notice to the other party. Upon Baron-Marney Capital, Ltd. and Kevin M. Murphy receiving 30 days written notification of termination of this Agreement by Client, they are to receive full payment for services, expenses and the fee as stated in item 3.2 of this Agreement. Unless otherwise terminated as provided in this Agreement, this Agreement will continue in force for a period of twelve (12) months.

     5.2  Termination on Occurrence of Stated Event.  This
Agreement will terminate automatically on the occurrence of the following event:
          (a) bankruptcy or insolvency of either party.
          (b) non-payment or performance as stated in this Agreement by Client.

6.   General Provisions

     6.1 Further Acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

     6.2 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument signed by the parties affected thereby, or their respective successors or assigns. This Agreement cancels and supersedes all prior agreements, if any, oral or written, among Client and Baron-Marney Capital, Ltd. and Kevin M. Murphy

     6.3 Severability. If any provision of this Agreement shall be held invalid such invalidity shall not affect the other provisions hereof, and to this extent the provisions of this Agreement are intended to be and shall be and shall be severable.

     6.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     6.5 Notices. Any notice or other communication required or permitted under this Agreements shall be sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid and return receipt requested, to the address of the parties set forth in the first paragraph of this Agreement or at such address as may have been provided in like manner in writing to both of the parties to this Agreement. Any notice that is sent by mail under this Agreement shall be considered received on the date on which it is actually delivered to the premises of the party of whom it is properly addressed, such date to be conclusively evidenced by the date of the return receipt.

     6.6 Governing Law. This Agreement shall be construed in accordance with, and governed by the laws of the State of Nevada.

     6.7 Assignment. No party to this Agreement may assign this Agreement or its right or obligations hereunder without the written consent of the others.

     6.8 Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

     6.9 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

     6.10 Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     6.11 Acknowledgment Concerning Counsel. Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

     6.12  Arbitration.  Any controversy, claim,
misunderstanding, course of action, matter in question, breach, disagreement, dispute, or other related matter arising out of, or relating to this Agreement, or the relationship between the parties, shall be decided by mandatory binding arbitration before the American Arbitration Association, State of Nevada, or as designated by Baron-Marney Capital, Ltd. and Kevin M. Murphy. In such arbitration, the parties shall be entitled to the full discovery rights accorded to litigants under the Laws of the State of Nevada. The prevailing party shall be entitled to recover all costs and expenses incurred, including its reasonable attorneys fees, related costs, and any advanced arbitration expenses.

     6.13 Indemnification. Baron-Marney Capital, Ltd. and/or Kevin M. Murphy will indemnify and hold harmless Client and its officers, directors, agents and employees against any expenses, which may be incurred by Client as a result of statements made by Baron- Marney Capital, Ltd. and/or Kevin M. Murphy which are inaccurate or misleading or the failure by Baron-Marney Capital, Ltd. and/or Kevin M. Murphy to state facts, which are necessary to be stated in order to make statements made not misleading.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CLIENT: OILEX, INC.      BY:    /s/ Oliver Timmons, III
                         its CEO:   OLIVER TIMMONS, III

ACCEPTED BY:             /s/ Kevin M. Murphy
                         KEVIN M. MURPHY
                         for Baron-Marney Capital, Ltd. and himself.

MODIFICATION TO CONSULTING AGREEMENT

     This Modification is entered into as of the 17th day of November 1997, by and between OILEX,INC., hereinafter referred to as "Consultant", having offices at 3050 Post Oak Blvd. #1760, Houston, TX 77056, a Nevada Corporation, and Baron Marney Capital, Ltd., a Nevada Corporation, and Kevin M. Murphy, an individual, with their places of business at 1325 Airmotive, Suite #175, Reno, NV 89502, executive offices at 3714 East Bay Drive, NW , Suite #G, Gig Harbor, WA 98335, hereinafter referred to as "Consultant".

RECITALS

     WHEREAS, Client and Consultant entered into a Consulting
Agreement on July 1, 1997 and;

     WHEREAS, Consultant was to receive $20,000.00 per month for services rendered to Client and;

     WHEREAS, Client has been unable to pay the monthly fee as required and;

     WHEREAS, Consultant has agreed to accept unrestricted Stock of Client as payment.

     NOW THEREFORE in consideration of the mutual promises and covenants set forth herein the parties agree as follows.

AGREEMENTS

1. Consultant will accept as payment in full unrestricted shares of Client.

2. Consultant and Client agree that the shares for this transaction will be valued at Fifteen Cents ( $ .15) per share.

3. Consultant shall receive Eight Hundred Thousand (800,000.00) shares of Client Stock as payment in full.

4. Client shall have its attorney file form S-8 regarding the above stated shares.

     IN WITNESS WHEREOF, the parties hereto have executed this Modification as of the date first written above.

CLIENT: OILEX, INC.

BY:  /s/ Oliver Timmons, III       ACCEPTED BY: /s/ Kevin M. Murphy
ITS CEO: OLIVER TIMMONS, III                    KEVIN M. MURPHY
                                   for Baron-Marney Capital, Ltd. and himself

     WARREN J. SOLOSKI Letterhead


     CONSENT OF COUNSEL


     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein.



     /s/  Warren J. Soloski
     Warren J. Soloski
     Special Counsel to Oilex, Inc.

     SIMONTON, KUTAC & BARNIDGE LLP Letterhead


     CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus pertaining to shares of common stock of Oilex, Inc. and to the incorporation by reference therein of our report dated May 1, 1997 with respect to the financial statements and schedules of Oilex, Inc. included and incorporated by reference in its Annual Report (Form 10-KSB) for the year ended December 31, 1996 filed with the Securities and Exchange Commission



     /s/  John Barnidge
     John Barnidge, Partner
     Simonton, Kutac & Barnidge, LLP